                         AGREEMENT AMONG FILING PARTIES


         THIS AGREEMENT is made and entered into on June 3, 1996, by and among Wynopt Investment Partnership Level II, L.P., a Delaware limited partnership, Hampstead Genpar, L.P., a Delaware limited partnership, H H Genpar Partners, a Delaware limited partnership, Hampstead Associates, Inc., a Texas corporation, RAW Genpar, Inc., a Texas corporation, InMed, Inc. (d/b/a InCap, Inc.), Donald
J. McNamara, Robert A. Whitman and Daniel A. Decker (collectively referred to herein as the "Filing Parties").

         WHEREAS, Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended (the "Act"), requires that, when a Schedule 13D is filed on behalf of more than one person, an agreement be executed and filed as an exhibit to the Schedule 13D reflecting that the Schedule 13D is being filed on behalf of all such persons:

         NOW, THEREFORE, in consideration of the premises and the mutual promises stated herein, the Filing Parties hereby agree as follows:

         (i) Each Filing Party agrees that a single Schedule 13D (and any amendments thereto) shall be filed jointly on behalf of all the Filing Parties with respect to the shares of common stock, $.01 par value per share, of Wyndham Hotel Corporation, a Delaware corporation.

         (ii) Each Filing Party acknowledges and agrees that, pursuant to Rule 13d-1(f)(1) under the Act, each Filing Party individually is (i) eligible to use the Schedule 13D and (ii) responsible for the timely filing of such Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such Filing Party contained in such Schedule 13D. None of the Filing Parties, however, shall be responsible for the completeness or accuracy of information concerning any other Filing Party contained in such
Schedule 13d, or any amendments thereto, unless such Filing Party knows or has reason to believe that such information is incomplete or inaccurate.

         (iii) This agreement shall not be assignable by any Filing Party. Any assignment in violation of the foregoing shall be null and void.

         (iv) This agreement shall terminate upon the written notice of termination given by any Filing Party to the other Filing Parties.

         (v) This agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof.

         IN WITNESS WHEREOF, the undersigned hereby executed this Agreement Among Filing Parties as of the date or dates set forth below.



DATED:  June 3, 1996               WYNOPT INVESTMENT PARTNERSHIP
                                   LEVEL II, L.P.

                                   By:     Hampstead Genpar, L.P.
                                           Its General Partner

                                     By:   HH Genpar Partners
                                           Its General Partner

                                           By:   Hampstead Associates, Inc.
                                                 Its Managing General Partner

                                                 By:  /s/ Daniel A. Decker
                                                    ----------------------------
                                                    Daniel A. Decker
                                                    Executive Vice President




DATED:  June 3, 1996               HAMPSTEAD GENPAR, L.P.

                                        By:   HH Genpar Partners
                                              Its General Partner

                                          By:   Hampstead Associates, Inc.
                                                Its Managing General Partner

                                            By:   /s/ Daniel A. Decker
                                               ------------------------------
                                               Daniel A. Decker
                                               Executive Vice President


DATED:  June 3, 1996               HH GENPAR PARTNERS

                                   By:   Hampstead Associates, Inc.
                                         Its Managing General Partner

                                     By:   /s/ Daniel A. Decker
                                        ------------------------------
                                        Daniel A. Decker
                                        Executive Vice President





                             Page 19 of 22 Pages

DATED:  June 3, 1996                   HAMPSTEAD ASSOCIATES, INC.

                                       By:   /s/ Daniel A. Decker
                                          ------------------------------
                                          Daniel A. Decker
                                          Executive Vice President


DATED:  June 3, 1996                   RAW GENPAR, INC.

                                       By: /s/ Robert A. Whitman
                                          ------------------------------
                                          Robert A. Whitman
                                          President


DATED:  June 3, 1996                   INMED, INC.

                                       By: /s/ Daniel A. Decker
                                          ------------------------------
                                          Daniel A. Decker
                                          President


DATED:  June 3, 1996                   /s/ Donald J. McNamara
                                       ---------------------------------
                                       Donald J. McNamara


DATED:  June 3, 1996                   /s/ Robert A. Whitman
                                       ---------------------------------
                                       Robert A. Whitman


DATED:  June 3, 1996                   /s/ Daniel A. Decker
                                       ---------------------------------
                                       Daniel A. Decker




                             Page 20 of 22 Pages